                                                                     Exhibit 8.1

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                  12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005
                                     -----
                          Telephone:  (202) 347-0300
                          Facsimile:   (202) 347-2172
                                 WWW.EMTH.COM

TIMOTHY B. MATZ                                        JEFFREY D. HAAS
STEPHEN M. EGE                                         KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                     KENNETH B. TABACH
W. MICHAEL HERRICK                                     PATRICIA J. WOHL
GERARD L. HAWKINS                                      FIORELIO J. VICENCIO*
NORMAN B. ANTIN                                        DAVID TEEPLES*
JOHN P. SOUKENIK*                                      CRISTIN ZEISLER
GERALD F. HEUPEL, JR.                                  ERIC M. MARION*
JEFFREY A. KOEPPEL                                     DANIEL R. KLEINMAN*
DANIEL P. WEITZEL
PHILIP ROSS BEVAN                                      ____________
HUGH T. WILKINSON

                               October 29, 1999        OF COUNSEL

                                                       ALLIN P. BAXTER
                                                       JACK I. ELIAS
                                                       SHERYL JONES ALU

*NOT ADMITTED IN D.C.             VIA EDGAR


Board of Directors
CB&T Holding Corporation
1100 Poydras Street, Suite 100
New Orleans, Louisiana 70112

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special federal tax counsel to Crescent Capital Trust I (the "Issuer") and CB&T Holding Corporation (the "Corporation") in connection with the issuance by the Issuer of up to $11,500,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement. For purposes of rendering this opinion, we have assumed that each of the operative documents described in the Prospectus will be duly executed and performed in accordance with the terms described therein, that all of the facts contained in the Prospectus are true, correct and complete, and that all of the factual representations to be made by the Corporation and the Issuer in the underwriting agreement to be entered into with Ryan, Beck & Co. are true, correct and complete. Based upon the foregoing, we hereby confirm to you our opinion as set forth under the heading "Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

Board of Directors
October 29, 1999
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                          By: /s/ Gerald F. Heupel, Jr.
                                             --------------------------------
                                             Gerald F. Heupel, Jr., a Partner